         GRACE REPORTS FIRST QUARTER EARNINGS PER SHARE OF 65 CENTS;
                       PRE-TAX OPERATING EARNINGS FROM
                     CONTINUING OPERATIONS UP 23 PERCENT

   BOCA RATON, Fla. April 29, 1996--W. R. Grace & Co. (NYSE: GRA) today reported 1996 first quarter pre-tax operating earnings from continuing operations of $84 million, an increase of 23 percent over last year's $68 million.

   Including results of its discontinued health care operations, net income for the first quarter of 1996 was $63.6 million, or 65 cents per share, compared to $47.5 million, or 50 cents per share, in the 1995 first quarter. The flexible packaging and specialty chemicals businesses contributed $42 million, or 42 cents per share, in the first quarter 1996. The year-ago quarter included an after-tax special charge of $12.5 million and four percent fewer average shares outstanding.

   "I believe the first quarter results indicate the solid early progress we are making toward becoming a top quartile packaging and specialty chemicals company," said Albert J. Costello, chairman, president and chief executive officer.

   Sales in the quarter for the continuing operations were $886 million, up four percent, compared to the exceptionally strong first quarter in 1995, when sales increased by more than 20 percent.

   "While our sales from continuing operations were up only modestly, I am especially pleased with our earnings performance," he said. "The underlying market trends are generally healthy for our packaging and specialty chemicals businesses on a global basis, and the cost management programs we initiated last summer are beginning to favorably impact our operating margins, which rose 1.5 percentage points in our ongoing operations.

   "As we continue our efforts to enhance productivity and improve cash management, we remain confident that we will meet our commitment to improve operating margins by three percentage points and achieve substantial per share earnings growth for the year," said Costello.

   Costello also said the company was on schedule to complete the disposition of its Dearborn water treatment and Agracetus transgenic plant businesses in the second quarter and the separation of its health care unit (National Medical Care) in the third quarter. After-tax proceeds from these transactions are expected to exceed $3 billion, which will be used to retire debt, repurchase shares and invest in ongoing operations. The company initiated its previously announced share repurchase program in April.

   Grace's first quarter 1996 performance improvement was driven largely by reduced overhead expenses and robust performance from the catalysts and silica products business. Increasing demand for both catalysts and silicas in Asia Pacific led to strong, double-digit sales and earnings growth in the region. Earnings increases for this business also came from Europe and improved operating efficiencies.

   Packaging sales were slightly higher and earnings were flat, compared to an exceptionally strong first quarter in 1995. While European sales were up modestly, carryover effects from the fourth quarter-- including inventory management and the French strike--plus British beef problems late in the first quarter, caused lower margins.

   "Given market conditions, we are satisfied with the performance of our packaging business in the first quarter, and we remain confident that we will generate solid sales and earnings growth for the remainder of the year," said Costello. "We are especially optimistic about increasing acceptance of new product introductions, geographic expansion and a heightened emphasis on cost management."

   Results of the construction products business improved due to better margins, achieved from plant consolidations and reduced manufacturing costs. The water treatment business also contributed to earnings improvements based on modestly higher volumes and price mix, plus cost reductions. Container results declined due to lower volumes resulting from weakness in Asia Pacific.

   Excluding the change in government health care reimbursement (OBRA '93) that did not impact the 1995 first quarter, first quarter 1996 health care revenues rose 14 percent and operating income increased 39 percent. Dialysis services and medical products continued strong performance, partly offset by a decline in the homecare division due to price competition. Pre-tax operating earnings for health care declined 13 percent in the quarter.

   Grace is a leading global supplier of flexible packaging and specialty chemicals, and a leading provider of specialized health care services.

                              W. R. GRACE & CO.
                   CONSOLIDATED STATEMENT OF OPERATIONS (a)
                          FOR QUARTER ENDED MARCH 31
                        ($ MILLIONS EXCEPT PER SHARE)

                                                               FIRST QUARTER
                                                           --------------------
                                                              1996       1995
                                                           --------  ----------
Sales ....................................................   $886.0     $853.4
Other income .............................................      3.8        4.3
                                                           --------  ----------
  Total ..................................................   $889.8     $857.7
                                                           --------  ----------
Cost of goods sold and operating expenses ................   $531.8     $500.9
Selling, general and administrative expenses .............    199.3      230.8(b)
Depreciation and amortization ............................     45.5       38.2
Interest expense and related financing costs .............     18.4       15.8
Research and development expenses ........................     28.8       30.5
Corporate expenses previously allocated to the health
 care segment ............................................       --       10.1
                                                           --------  ----------
  Total ..................................................   $823.8     $826.3
                                                           --------  ----------
Income before income taxes ...............................   $ 66.0     $ 31.4
Provision for income taxes ...............................     24.4        8.5
                                                           --------  ----------
Income from continuing operations ........................   $ 41.6     $ 22.9
Income from discontinued operations ......................     22.0       24.6
                                                           --------  ----------
  Net Income .............................................   $ 63.6     $ 47.5
                                                           ========  ==========
EARNINGS PER SHARE
 Continuing operations ...................................   $  .42     $  .24
 Discontinued operations .................................      .23        .26
                                                           --------  ----------
 Net Income ..............................................   $  .65     $  .50
                                                           ========  ==========
Average number of shares (millions) ......................     97.9       94.1

(a) First quarter 1995 results have been restated to reflect the classification of the health care segment as a discontinued operation in the second quarter of 1995.

(b) Includes a $20.0 million pretax charge ($12.5 after-tax) for matters relating to corporate governance.

                               W.R. GRACE & CO.
                              OPERATING RESULTS
                            QUARTER ENDED MARCH 31
                        ($ MILLIONS EXCEPT PER SHARE)

                                                                                 PERCENT
                                                             1996      1995      CHANGE
                                                          --------  ---------  ---------
Sales -- Specialty Chemicals ............................   $886.0    $853.4        3.8%
Operating Income -- Specialty Chemicals .................   $ 83.9      68.4(c)    22.7
Other Expenses/(Income):
 Interest/Financing (a) .................................   $ 18.4      15.8       16.5
 Other ..................................................     (0.5)      1.2     (141.7)
                                                          --------  ---------
 Total Other Expenses ...................................   $ 17.9    $ 17.0        5.3
Pretax Operating Earnings before Special Items  .........   $ 66.0    $ 51.4       28.4
Provision for Income Taxes ..............................     24.4      16.0       52.5
                                                          --------  ---------
Net Operating Income before Special Items ...............   $ 41.6    $ 35.4       17.5%
Special Items -- after-tax -- Chemicals/Corporate:
 Provision for Corporate Governance .....................       --     (12.5)        ND
                                                          --------  ---------
Net Income from Continuing Operations ...................   $ 41.6    $ 22.9       81.7
Net Income from Discontinued Operations --
 Health Care (b) ........................................     22.0      24.6      (10.6)
                                                          --------  ---------
Net Income ..............................................   $ 63.6    $ 47.5       33.9%
                                                          ========  =========
Earnings Per Share -- Operating Earnings (before special items)
 From Operations -- Specialty Chemicals .................   $  .42    $  .38       10.5%
 From Discontinued Operations -- Health Care (b)  .......      .23       .26      (11.5)
                                                          --------  ---------
 Operating Earnings .....................................   $  .65    $  .64        1.6%
                                                          ========  =========
Earnings Per Share
 From Continuing Operations .............................   $  .42    $  .24       75.0%
 From Discontinued Operations ...........................      .23       .26      (11.5)
                                                          --------  ---------
 Net Income .............................................   $  .65    $  .50       30.0%
                                                          ========  =========
Average Number of Shares (Millions) .....................     97.9      94.1
(a) After an allocation of interest/financing expenses to discontinued operations.
(b) Discontinued Operations -- Health Care
    Sales ...............................................   $539.7    $491.8        9.7%
    Operating Income ....................................   $ 65.0    $ 64.1        1.4
    Interest/Financing Expenses .........................     26.8      20.1       33.2
                                                          --------  ---------
    Pretax Operating Earnings ...........................     38.2      44.0      (13.2)
    Provision for Income Taxes ..........................     16.2      19.4      (16.5)
                                                          --------  ---------
    Net Income from Discontinued Operations .............   $ 22.0    $ 24.6      (10.6)%
                                                          ========  =========
(c) Includes corporate expenses previously allocated to Health Care of $10.1 million.

                               W.R. GRACE & CO.
                    SPECIALTY CHEMICALS SUPPLEMENTAL DATA
               1996 SALES AND PECENT CHANGE VERSUS PRIOR PERIOD
               ------------------------------------------------
                            (DOLLARS IN MILLIONS)

QUARTER ENDED MARCH 31
- ----------------------


                                              AMOUNT OF INC/(DEC) DUE TO:
                           SALES          ----------------------------------
                    ------------------              PRICE/
                       1996      1995       VOL.     MIX      EXCH.    TOTAL
                    --------  --------    ------  --------  -------  -------
Packaging .........   $409.1    $390.8        4%      --        1%       5%
Catalysts/Sillcas      182.2     164.9        6        3        1       10
Construction ......     84.3      87.2       (4)       1       --       (3)
Container .........     83.9      87.5       (5)       1       --       (4)
Water Treatment  ..     97.7      93.1        2        2        1        5
Other .............     28.8      29.9       (2)      (2)      --       (4)
                    --------  --------
 Total ............   $886.0    $853.4        2%       1%       1%       4%
                    ========  ========

                             SPECIALTY CHEMICALS
                               GEOGRAPHIC DATA
                               ---------------
                            (DOLLARS IN MILLIONS)

QUARTER ENDED MARCH 31
- ----------------------

                                                   PRETAX
                                                 OPERATING
                                   SALES           INCOME
                              --------------  --------------
                                1996    1995    1996    1995
                              ------  ------  ------  ------
Specialty Chemicals
- ----------------------------
 North America ..............   $422    $422    $36     $27
 Europe .....................    285     270     26      23
 Latin America ..............     64      58      7       2
 Asia Pacific ...............    115     103     16      16
                              ------  ------  ------  ------
  Total Specialty Chemicals     $886    $853    $84     $68
                              ======  ======  ======  ======